UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported)
November 1, 2018

REALPAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2201 Lakeside Blvd.	75082
Richardson, Texas
(Address of principal executive offices)	(Zip Code)

(972) 820-3000
(Registrant telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02            Results of Operations and Financial Condition.

On November 1, 2018, RealPage, Inc. (the “Company”) issued a press release reporting its financial results for its fiscal quarter ended September 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01            Regulation FD Disclosure.

IR Fact Sheet

On November 1, 2018, the Company published an updated IR Fact Sheet on the Investor Relations section of the Company’s website located at http://investor.realpage.com/.  A copy of the IR Fact Sheet is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01              Other Events

On  November 1, 2018, the Company issued a press release announcing that its board of directors had authorized a stock repurchase program, under which the Company may purchase up to $100 million of its outstanding shares of common stock through October 25, 2019.  A copy of the press release is furnished herewith as Exhibit 99.3.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	RealPage, Inc. Press Release dated November 1, 2018 reporting financial results for its fiscal quarter ended September 30, 2018.

99.2	RealPage, Inc. IR Fact Sheet dated November 1, 2018.

99.3	RealPage, Inc. Press Release dated November 1, 2018 announcing stock repurchase program.

The information furnished by this Current Report on Form 8-K under Items 2.02 and 7.01 and the Exhibits 99.1, 99.2 and 99.3 attached hereto shall be deemed furnished and not “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer, President and Chairman

Date:   November 1, 2018